                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Integra, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                                  INTEGRA, INC.
                                1060 First Avenue
                       King of Prussia, Pennsylvania 19406



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 2000



To our Stockholders:

         Notice is hereby given that the Annual Meeting of the Stockholders of Integra, Inc. (the "Company") will be held on Tuesday, June 27, 2000 at 9:00 a.m., local time, in the Madison Room at the Radnor Hotel, 591 East Lancaster Avenue, Radnor, Pennsylvania to consider and act upon the following matters:

         1. To approve an amendment to the Company's Certificate of Incorporation to adopt a classified board of directors;

         2. To elect four directors, each to hold office until the end of his respective term and until the election and qualification of his successor;

         3.       To approve the adoption of the Company's 1999 Stock Option
                  Plan;

         4.       To approve the issuance of warrants to Charles Henri-Weil;

         5. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

         6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on April 30, 2000 are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof.

                                        By Order of the Board of Directors,



                                        Eric E. Anderson, Ph.D.
                                        Chief Executive Officer


         STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR VOTE CAN BE RECORDED. THE ENVELOPE DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                  Integra Logo


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 2000



         This Proxy Statement is being furnished to the stockholders of Integra, Inc. (the "Company") in connection with the 2000 Annual Meeting of Stockholders of the Company to be held on June 27, 2000 and any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m., local time, in the Madison Room at the Radnor Hotel, 591 East Lancaster Avenue, Radnor, Pennsylvania, 19087. This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 26, 2000.

         Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.


                          VOTING AT THE ANNUAL MEETING

RECORD DATE; PROXIES; VOTE REQUIRED

          Only stockholders of record at the close of business on April 30, 2000 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, the Company had outstanding 10,138,552 shares of common stock, $.01 par value (the "Common Stock"). The Company has no class or series of stock outstanding other than the Common Stock. For purposes of the votes on all proposals set forth below, a quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting until a quorum is present. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such Stockholder with respect to each matter to be voted on at the Annual Meeting.

          If properly signed and returned to the Company and not revoked, the accompanying Proxy will be voted in accordance with the instructions it contains. The persons named in the Proxy will vote the shares represented thereby for the election of those directors named herein and as recommended by the Board of Directors unless contrary instructions are given.

         Any Proxy may be revoked at any time before it is exercised by providing written notice to the Secretary of the Company. The casting of a ballot at the Annual Meeting by a stockholder who may theretofore have given a Proxy will not have the effect of revoking that Proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the Proxy.

         Approval of the Classified Board Amendment (as hereinafter defined) requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Approval of the adoption of the Company's 1999 Stock Option Plan, the issuance of warrants and the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000 requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

         For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) will be counted as shares that are present for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of a nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes will be treated as shares that are unvoted and not present on such proposals. Because amending the Company's Certificate of Incorporation requires the majority of all shares outstanding and entitled to vote thereon, broker non-votes will have the effect of a negative vote with respect to that proposal. With regard to proposals other than the election of directors and the amendment of the Company's Certificate of Incorporation, such broker non-votes will have no effect on the outcome of such proposals.


           I. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

         A classified board of directors divides directors into "classes" elected for staggered "terms" of three years. Classification of the board of directors might make it more difficult for a person acquiring shares to take immediate control of the board of directors. The Company believes that a classified board of directors may also contribute to the continuity and stability of leadership and policy. The classification system of electing directors may tend to maintain the incumbency of the board of directors as it generally makes it more difficult for stockholders to change a majority of the directors.

         Delaware law permits the adoption of a classified board of directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. Our Certificate of Incorporation currently does not provide for a classified board of directors. Our Board of Directors has unanimously approved and recommended for stockholder approval an amendment to Article 5 of our Certificate of Incorporation providing for a classified Board of Directors, the text of which is set forth in Exhibit A to this Proxy Statement (the "Classified Board Amendment").

         Under the Classified Board Amendment, our Board of Directors will be divided into three classes, designated Class I, Class II and Class III, upon stockholder approval of the Classified Board Amendment. The directors in Class I will hold office until our 2001 annual meeting; the directors in Class II will hold office until our 2002 annual meeting; and the directors in Class III will hold office until our 2003 annual meeting, and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. After each such election, the directors shall then serve succeeding terms of three years and until their successors are duly elected and qualified.

         Under Delaware law, a director on a classified board of directors can be removed from office during his term by stockholders only for cause, unless the corporation's Certificate of Incorporation provides otherwise. The Company's Certificate of Incorporation does not provide otherwise. The Company's By-laws provide that the holders of a majority of the shares of the Company's capital stock may, at any meeting of stockholders, remove any or all of the Company's directors with or without cause. Because this option is not contained in the Company's Certificate of Incorporation, however, the Delaware statute controls on this issue. Therefore, if this Proposal is approved, the holders of a majority of the outstanding voting shares would be able to remove a director during his elected term only for cause. In this context, "cause" is not defined by statute. Vacancies that occur on the Board of Directors during the year may be filled by the Board to serve until the next annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


                            II. ELECTION OF DIRECTORS

         The Board of Directors is presently composed of five members. Each of the nominees for election, except Charles Henri-Weil and Elliot Sainer, was previously elected to the Board of Directors by the Company's stockholders. Charles Henri-Weil was appointed to the Board on December 2, 1999 and Elliot Sainer was appointed to the Board on May 4, 2000, each to fill a vacancy created by the resignation of a director. Irwin Lehrhoff, Ph.D. has decided not to stand for reelection to the Board of Directors and the Board has not nominated an individual to fill his seat. Notwithstanding that vacancy, proxies cannot be voted for a greater number of persons than the number of nominees named.

         If the Classified Board Amendment is approved by the stockholders, the Company's Certificate of Incorporation will provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. If elected at the Annual Meeting, each of the nominees would serve as indicated below and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

         If the Classified Board Amendment is not approved by stockholders, the four directors set forth below are each nominated for election, the term of office of each person elected as director to continue until the next annual meeting or until his successor has been elected and qualified.

         It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the four nominees listed in the following table, unless otherwise instructed in such Proxy. Each such nominee is presently serving as a director. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve.

INFORMATION WITH RESPECT TO NOMINEES

         Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Class I - Nominee for a Term Continuing until 2001

         SHAWKAT RASLAN, age 48, has been a director of the Company since February 1994 and has served as Chairman of the Board of Directors since November 1999. Mr. Raslan serves as President and Chief Executive Officer of International Resources Holdings, Inc., an asset management and investment advisory service. He has held these positions since 1982. Mr. Raslan serves as a director of U.S. Home Care Corporation and Access Worldwide Communication Services, Inc.

Class II - Nominee for a Term Continuing until 2002

         ELLIOT SAINER, age 54, has been a director of the Company since May 1999. Mr. Sainer has been the President and Chief Executive Officer of Aspen Youth Services, which provides education, treatment and rehabilitation services to at-risk youth and their families, since he founded the organization in May 1998. From July 1989 to May 1998, Mr. Sainer served as President and Chief Executive Officer of College Health Enterprises, a regional healthcare system that owns and operates hospitals and long term facilities in Southern California. He is the current Chairman of the Youth Services Committee of the National Association of Psychiatric Health Systems.

Class III - Nominees for Terms Continuing until 2003

         ERIC E. ANDERSON, PH.D., age 49, has been the Chief Executive Officer of the Company since November 1999 and a director of the Company since October 1998. From October 1998 to November 1999, Dr. Anderson was the President and Chief Operating Officer of the Company. Dr. Anderson joined the Company in June 1997 and served as President and Chief Executive Officer of the Company's behavioral managed care operation until September 1998. From January 1996 to June 1997, Dr. Anderson served as a consultant in the managed behavioral health and information technology industries. From February 1994 to December 1996, Dr. Anderson was an Executive Vice President and General Manager for Medco Behavioral Care Corp. From May 1991 to January 1994, Dr. Anderson served as Senior Vice President for College Health Enterprises. Prior to that time he managed the behavioral healthcare operation of PacifiCare. Dr. Anderson is a licensed psychologist and has over twenty years of behavioral health experience.

         CHARLES HENRI-WEIL, age 63, has been a director of the Company since December 1999. Since 1990, Mr. Weil has been a self-employed financial consultant based in Paris, France. Mr. Weil has also served as Chairman and Chief Executive Officer of Intergestion, an investment banking company based in France, since June 1989. He serves as a director of certain European companies, including Dawnay Day Bank, Europeenne de Distribution Luxembourg and Europeenne des metaux Luxembourg, an industrial conglomerate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE.

                   III. APPROVAL OF THE 1999 STOCK OPTION PLAN

GENERAL

         The Board of Directors of the Company unanimously adopted the 1999 Stock Option Plan (the "Plan"), which is attached as Exhibit B, on December 17, 1999, subject to the approval of the Company's stockholders. The Board believes that the Company's interests are advanced by providing certain key employees of the Company and its subsidiaries, members of the Board of Directors, consultants and other individuals with an additional incentive to continue their efforts on behalf of the Company and its subsidiary or parent corporations (each, an "Affiliate" and collectively, "Affiliates"), as well as to attract people of training, experience and ability to the Company and its subsidiaries.

ELIGIBILITY

         Under the Plan, the Company may grant stock options to key employees of the Company or its Affiliates, including officers or directors thereof, and to consultants and other individuals providing service to the Company or its Affiliate (collectively "Eligible Persons"). This group of Eligible Persons includes approximately 34 people as of the date of this Proxy Statement. Stock options that are intended to qualify as "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") may only be granted to employees.

ADMINISTRATION

         The Plan will be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee that is appointed by the Compensation Committee (the "Committee") and, unless otherwise determined by the Board of Directors, the members of the Board of Directors who serve on the Committee will be "Non-employee Directors," as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee is authorized to select Eligible Persons to receive options under the Plan, the time when such options will be granted, the terms of such options and the number of shares for which options are granted. The Committee is authorized to establish such rules and regulations, to make determinations and interpretations, and to take other administrative actions with regard to the Plan that it deems necessary or advisable.

STOCK ISSUABLE UNDER THE PLAN

         The maximum aggregate number of shares of Common Stock that may be issued under the Plan may not exceed 1,000,000 shares, subject to adjustments for changes in the stock subject to the Plan. Upon the expiration or termination of any unexercised stock option, the underlying shares of Common Stock will again be available for issuance. The maximum number of shares that may be granted to any person under the Plan during any fiscal year cannot exceed 500,000.

STOCK OPTIONS

         Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Committee, which price shall not be less than 100% of the "Market Value" of the Common Stock on the date on which it is granted. Market Value is defined in the Plan as the last sale price regular way on the date of reference or if no such sale has occurred, the average closing high bid and low asked prices regular way. As of May 1, 2000, the market value of the Common Stock underlying the Plan was $625,000.

         Options may be made exercisable in installments as determined by the Committee at the time the stock option is granted. In no event, however, may options be exercisable after 10 years from the date of grant. In the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock representing 10% of the voting power of all classes of stock of the Company or an Affiliate, such options may be exercisable no more than 5 years from the date of grant and the exercise price per share of such options may be no less than 110% of the Market Value of Common Stock on the date of grant. Payment of the exercise price of an option may be made in cash or shares of Common Stock. The Company has the discretion to make loans to the optionee (or to guarantee loans made by third parties) on such terms and conditions as the Board of Directors of the Company determines in order to facilitate the payment of the exercise price.

         If an optionee is terminated by action of the Company or an Affiliate or by reason of disability or retirement under a retirement plan maintained by the Company or an Affiliate, the optionee's vested options remain exercisable for three months after such termination. If the terminated optionee dies within that three month period, his heirs or legatees have an additional one year to exercise such vested options. In the event of the death of an optionee while he is employed, all of such deceased optionee's options will become fully vested and will be exercisable for a period of one year after his death by his heirs or legatees.

         Stock options granted under the Plan are non-transferrable, except by will or the laws of descent or distribution, or by the optionee, with the consent of the Committee, to or for the benefit of a member of such optionee's immediate family.

ADJUSTMENTS

         The number of shares of Common Stock issuable under the Plan, and the terms of any outstanding option, may be adjusted by the Committee to reflect any recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company.

         In connection with certain mergers, consolidations or sales of all or substantially all of the Company's assets, the Committee may accelerate the exercisability of the options.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The current federal income tax consequences of grants under the Plan are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of options and stock awards under the Plan.

         Nonqualified Stock Options

         An optionee will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The Company will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

         Incentive Stock Options

         An optionee who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by the Company for federal income tax purposes.

         Tax Deductibility Under Section 162(m)

         Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The Plan is intended to permit all options to qualify as performance-based compensation.

         Withholding

         The Company has the right to deduct from all grants paid in cash or other compensation, any taxes required to be withheld with respect to grants under the Plan. The Company may require that the participant pay to the Company the amount of any required withholding. The Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option a number of shares with a value equal to the required tax withholding amount.

AMENDMENTS

         The Company's Board of Directors may, at any time, amend the Plan or any options outstanding under the Plan. No amendment of the Plan may, without the optionee's consent, adversely affect the rights of such optionee under any option held by such optionee.

BENEFITS

         The following table lists the number of options that have been designated for certain persons under the 1999 Stock Option Plan, if the Plan is approved by Integra Stockholders. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, however, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

                                NEW PLAN BENEFITS
                             1999 STOCK OPTION PLAN


NAME AND POSITION                                                    DOLLAR VALUE         NUMBER OF UNITS
-----------------                                                    ------------         ---------------
Eric E. Anderson, Chief Executive Officer                              $312,500                500,000
Lawrence M. Davies, Former Chief Executive Officer                        -0-                    -0-
Mark D. Gibson, Former Chief Financial Officer                            -0-                    -0-
Paul Patti, Ph.D., Former Vice President -                                -0-                    -0-
      Clinical Services
Richard Jackson, Former Chief Information Officer                         -0-                    -0-
Edwin Edghill, Vice President - Sales                                     -0-                    -0-
All current executive officers as a group                              $312,500                500,000
All current directors who are not executive officers as a               $93,750                150,000
      group
Each nominee for election as a director                                   -0-                    -0-
Each associate of any such directors, executive officers or               -0-                    -0-
      nominees
Each other person who is to receive five percent of the                   -0-                    -0-
      options
All employees, including all current officers who are not              $184,000                115,000
      executive officers, as a group


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


                    IV. AUTHORIZATION OF ISSUANCE OF WARRANTS

         The Board of Directors approved the issuance of warrants to purchase 50,000 shares of the Company's Common Stock to Charles Henri-Weil, as well as the conditional issuance of additional warrants to purchase 50,000 shares of the Company's Common Stock, subject to the approval of the Company's Stockholders. The warrants are to be issued in connection with a temporary line of credit in an amount up to $2 million extended by Mr. Weil to the Company and the conditional warrants will be issued if the Company fails to obtain a line of credit from a financial institution to replace the line of credit that was extended by Mr. Weil by June 30, 2000, and Mr. Weil's line of credit assumes more permanence. Both sets of warrants would have a ten-year term and would be exercisable at a price per share equal to the fair market value of a share of Common Stock on the closing date of the Company's Annual Meeting. The exercise price would be subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like. The warrants would not be registered under the Securities Act of 1933 and may not be sold without such registration or an opinion of counsel satisfactory to the Company that an exemption to such registration requirements is available.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


        V. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected
PricewaterhouseCoopers LLP ("PWC") to serve as independent accountants for the Company for 2000. PWC has examined the financial statements of the Company since its inception. The Board of Directors considers PWC to be eminently qualified.

         Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

           It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                VI. OTHER MATTERS

         The Board of Directors of the Company does not know of any other matter which may be brought before the Annual Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.


                          MATTERS CONCERNING DIRECTORS

COMMITTEES AND MEETINGS

         During 1999, the Board of Directors of the Company met six times. Each of the current nominees for director attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served that were held during the time that such person served.

         The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a Nominating Committee.

         The members of the Compensation Committee are Shawkat Raslan, who serves as Chairman, Irwin Lehrhoff and Charles Henri-Weil. The Compensation Committee makes recommendations to the full Board of Directors as to the compensation of senior management and administers the Integra, Inc. 1994 Stock Option Plan and determines the persons who are eligible to receive options and the number of shares of Common Stock subject to each option. The Compensation Committee did not meet during 1999.

         The members of the Audit Committee are Irwin Lehrhoff, who serves as Chairman, Shawkat Raslan, and Charles Henri-Weil. The Audit Committee acts as a liaison between the Board of Directors and the independent auditors and is authorized to recommend to the Board the appointment of the independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies. The Audit Committee held one meeting in 1999.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

         The Board of Directors will consider nominees for directors recommended by stockholders or others. There are no specified formal procedures for submitting such recommendations. Recommendations may be addressed to the Chief Executive Officer, Integra, Inc., 1060 First Avenue, King of Prussia, Pennsylvania 19406.

DIRECTOR COMPENSATION ARRANGEMENTS

         Directors of the Company do not receive an annual retainer. Directors do, however, receive $2,000 for each Board meeting or Committee meeting attended in person and $1,000 for each Board meeting or Committee meeting attended via telephone. The Chairman of the Board of Directors receives compensation equal to twice the per meeting compensation listed in the prior sentence.

         Upon stockholder approval of the 1999 Stock Option Plan, each outside director will receive a stock option grant to purchase 50,000 shares of the Company's Common Stock with an exercise price per share equal to the fair market value of a share of such Common Stock on the date of grant. These stock options will be fully vested on the date of grant and have a ten year term. In addition, if the Chief Executive Officer meets his bonus plan, each director who has attended more than seventy-five percent of the Board meetings will receive a bonus stock option grant to purchase 20,000 shares of the Company's Common Stock with an exercise price per share equal to the fair market value of a share of such Common Stock on the date of grant under the Company's Board of Directors' Compensation Plan.

         From time to time the Chief Executive Officer may request, with the approval of the Board of Directors, specific assistance from a particular director. The compensation of such director for additional services provided will be considered on a case by case basis and will be granted only with Board approval. No directors currently are being compensated under such an arrangement.

                             EXECUTIVE COMPENSATION

COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 (the "Named Executive Officers").

                                                                                      Long Term
                                                                                     Compensation
                                                 Annual Compensation                 ------------
         Name and Principal             --------------------------------------          Option             All Other
              Position                  Year          Salary          Bonus             Awards          Compensation(1)
              --------                  ----          ------          -----             ------          ---------------
Eric E. Anderson, Ph.D.                 1999         $239,385       $ 75,000              --                  --
 Chief Executive Officer                1998          200,000         60,000           200,000                --
                                        1997          104,327         30,625            25,000                --
Lawrence M. Davies(2)                   1999         $154,808       $ 39,375                               $206,523
 Former Chief Executive Officer         1998          156,250        152,500(3)           --                  --
                                        1997          150,000         20,000              --                  2,885
Mark D. Gibson(4)                       1999         $119,308           --                --               $ 68,044
 Former Chief Financial Officer         1998          100,054       $ 36,000(5)           --                  --
                                        1997           86,800         17,400             5,000                --
Paul Patti, Ph.D.(6)                    1999         $134,154           --                --                  --
 Former Vice President -                1998          125,957       $ 25,000            10,000                --
 Clinical Services                      1997           50,769         10,000              --                  --
Richard Jackson(7)                      1999         $100,000         $5,000              --                  --
 Former Chief Information               1998           82,692         14,000             7,500                --
 Officer                                1997           11,538           --                --                  --
Edwin Edghill                           1999         $ 90,000       $ 54,085(8)           --                  --
 Vice President - Sales                 1998           90,000         11,386(8)           --                  --
                                        1997           36,077         10,000              --                  --

-------------------

(1)      Amounts disclosed in this column include:

         (a) Severance amounts paid by the Company to the following Named Executive Officers in 1999 upon their separation from the Company: Mr. Davies $175,000 and Mr. Gibson $60,000.

         (b) Amounts paid to the following Named Executive Officers for unused time off: For fiscal year 1999 -Mr. Davies $31,523 and Mr. Gibson $8,044. For fiscal year 1997 - Mr. Davies $2,885.

(2)      Mr. Davies resigned on November 12, 1999.

(3) Includes one-time bonus of $100,000 related to the sale of the Outpatient Group Practice Business of the Company.

(4)      Mr. Gibson resigned on December 23, 1999.

(5) Includes one-time bonus of $15,000 related to sale of the Outpatient Group Practice Business of the Company.

(6)      Dr. Patti resigned on January 6, 2000.

(7)      Mr. Jackson resigned on February 11, 2000.

(8)      Includes payments of sales commission.

OPTION GRANTS

         The Company granted no stock options to the Named Executive Officers during the fiscal year ended December 31, 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth the number and value of options held by the Named Executive Officers at December 31, 1999. During the fiscal year ended December 31, 1999, none of the Named Executive Officers exercised any options to purchase Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                   Number of                        Value of
                                                                  Unexercised                  Unexercised In-the-
                                                                   Options at                   Money Options at
                                                               December 31, 1999              December 31, 1999 (1)
                                                          ---------------------------      ---------------------------
                                 Shares
                                Acquired
                                   on          Value
            Name                Exercise      Realized    Exercisable   Unexercisable      Exercisable   Unexercisable
            ----                --------      --------    -----------   -------------      -----------   -------------
Eric E. Anderson, Ph.D.            --            --          45,000         180,000              --             --
Lawrence M. Davies                 --            --          10,000            --                --             --
Mark D. Gibson                     --            --           6,000          1,500               --             --
Paul Patti, Ph.D.                  --            --           2,000          8,000               --             --
Richard Jackson                    --            --           1,500          6,000               --             --
Edwin Edghill                      --            --            --              --                --             --

(1) None of the options held by the Named Executive Officers were in-the-money at December 31, 1999. In-the-money options are those for which the fair market value of the underlying common stock exceed the exercise price of the option. The value of in-the-money options is determined in accordance with Securities and Exchange

Commission regulations by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying common stock.

CERTAIN EMPLOYMENT AND SEPARATION ARRANGEMENTS

         Dr. Anderson was employed by the Company during fiscal year 1999 under two separate employment agreements. The Company had an agreement with Dr. Anderson until November 17, 1999 (the "First Agreement") that provided for Dr. Anderson to serve as President and Chief Operating Officer of the Company at an annual base salary of $240,000. Under the First Agreement, Dr. Anderson was eligible to receive a bonus of up to 30% of his base salary based on the achievement of certain objectives agreed upon with the Chief Executive Officer of the Company. The First Agreement also provided that if Dr. Anderson was terminated by the Company without "cause" during the term of his employment, he was entitled to severance pay equal to 12 months' base salary; provided, however, that during months seven through twelve of the severance payments period, the Company would be required to pay Dr. Anderson the difference between $120,000 and any compensation Dr. Anderson received from any subsequent employment or from any contract source that may pay Dr. Anderson.

         The Company entered into an agreement with Dr. Anderson on November 17, 1999 (the "Second Agreement") that provided for Dr. Anderson to serve as Chief Executive Officer of the Company. Pursuant to the Second Agreement, Dr. Anderson received a base salary at a rate of $240,000 per annum, with performance-based merit increases to be determined by the Board of Directors upon its annual review of Dr. Anderson's salary. In addition, beginning in 2000, Dr. Anderson has the opportunity to earn an annual bonus of up to 75% of his base salary, which bonus will be determined within the first 90 days of each calendar year for such year. The Second Agreement also provides for Dr. Anderson to receive a grant of options to purchase an aggregate of 500,000 shares of Common Stock under the Company's 1999 Stock Option Plan as promptly as practicable after the execution of the Second Agreement. The options will vest as follows: 25% on the date of grant and an additional 25% per year for each of the three years following the date of grant. The options will become fully vested upon a change of control (as defined in the Second Agreement).

         Under the Second Agreement, Dr. Anderson may be terminated by the Company at any time for due cause (as defined in the Second Agreement). In the event of such termination, or termination due to incapacity, the Company is required to pay Dr. Anderson the amount of his salary that had accrued, but was not paid, at the time of his termination. The Company may also terminate Dr. Anderson at any time for any reason it deems appropriate. After such a termination, however, the Company would be required to pay Dr. Anderson severance in the form of salary continuation for twelve months following such termination. If the termination occurs within six months of a change in control (as defined in the Second Agreement), Dr. Anderson would be entitled to an amount equal to twelve months' salary paid to him in a lump sum on the date of his termination, as well as the continuation of health, disability and life insurance benefits for twelve months following his termination.

         The Company entered into a separation agreement with Lawrence M. Davies on November 12, 1999 which set forth the terms governing Mr. Davies' separation from the Company. Under this agreement, Mr. Davies received a severance payment of $175,000, plus $39,375, which amount equaled 75% of Mr. Davies' bonus opportunity for 1999. In addition, the Company agreed to continue to provide Mr. Davies with coverage under the Company's medical and dental plans, long term disability plan, accidental death and dismemberment insurance and supplemental life insurance plans for one year. Mr. Davies also will receive basic life insurance coverage at two times his base salary with the Company for a period of one year following his separation. If Mr. Davies obtains full-time employment prior to the end of that one-year period, his inclusion in the Company's benefit plans will be discontinued. Mr. Davies will continue on as a consultant to the Company for between eight and twelve hours each week at an hourly rate of $100 per hour until April 30, 2000. The Company may extend Mr. Davies' consulting arrangement with Mr. Davies' consent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         On March 30, 2000, in return for his commitment to provide the Company with a line of credit of up to $2 million, Charles Henri-Weil, a director of the Company who serves on the Compensation Committee, received a commitment from the Company to issue to him warrants to purchase 50,000 shares of the Company's Common Stock. The issuance of warrants is conditioned upon stockholder approval at the Annual Meeting. The warrants, if approved by the Company's stockholders, will have a ten-year term and an exercise price per share equal to the fair market value of a share of the Company's Common Stock on the date the warrants are issued.

         In addition, if the Company is unable to secure a replacement line of credit for Mr. Weil's line of credit by June 30, 2000, Mr. Weil will be granted additional warrants to purchase 50,000 shares of the Company's Common Stock on the same terms and conditions as described above.

                                PERFORMANCE GRAPH


         The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to the AMEX Market Value Index and to the NASDAQ Health Services Index for the period from December 31, 1994 to December 31, 1999. Effective July 14, 1997, the Company's Common Stock was listed on the American Stock Exchange and, accordingly, the Company has selected the AMEX Market Value Index as an appropriate index for this graph. The graph assumes that $100 was invested in each of the Company's Common Stock, the AMEX Market Value Index, and the NASDAQ Health Services Index on December 31, 1994 and that all dividends were reinvested.

   COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* SINCE DECEMBER 31, 1994 AMONG INTEGRA, INC., THE AMEX MARKET VALUE INDEX AND THE NASDAQ HEALTH SERVICES INDEX

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG INTEGRA, INC., THE AMEX MARKET VALUE INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX


                                            Cumulative Total Return
                            ----------------------------------------------------
                             12/94    12/95    12/96    12/97    12/98    12/99
                            ------   ------   ------   ------   ------   ------
INTEGRA, INC.               100.00    52.86    21.43    14.29     7.14     9.65
AMEX MARKET VALUE           100.00   126.42   134.50   163.13   165.96   214.80
NASDAQ HEALTH SERVICES      100.00   126.77   126.57   128.99   109.29    90.32


* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                      REPORT OF THE COMPENSATION COMMITTEE

         The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (2) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (3) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

         There are three major components to executive compensation at the
Company: base salary, bonus and stock options.

BASE SALARY

         Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to recruit and retain key executives. After reviewing individual and Company performance and salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations.

EXECUTIVE OFFICER BONUSES

         Bonuses are paid to the Company's executive officers based upon both their individual performance and the Company's financial performance. Amounts that may be earned by an executive officer as bonus, expressed as a percentage of base salary, are generally agreed upon with the executive officer at the commencement of his employment, subject to annual review by the Chief Executive Officer of the Company in consultation with the Compensation Committee. Bonuses, which are paid annually, range from 10% to 75% of an employee's annual base salary. Depending on the provisions of the executive officer's employment agreement, between 30% and 75% of the employee's bonus will be based upon the financial performance of the Company. The remaining portion of an executive officer's bonus is based upon the achievement of personal performance goals which are set by the Chief Executive Officer of the Company in consultation with the Compensation Committee in the following areas: patient care efficiency, employee retention, management objectives and personal objectives.

STOCK OPTIONS

         During 1999, the Company granted 20,000 stock options under the Integra, Inc. 1994 Stock Option Plan (the "Stock Option Plan") to executive officers of the Company. The primary purpose of the 1994 Stock Option Plan is to align the interests of the Company's key employees, including its executive officers, more closely with the interests of the Company's stockholders by offering these key employees an opportunity to benefit from increases in the market price of the Common Stock. The 1994 Stock Option Plan will provide long-term incentives that will enable the Company to attract and retain key employees by encouraging their ownership of Common Stock. The 1994 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Compensation Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

                                                   COMPENSATION COMMITTEE
                                                   Shawkat Raslan, Chairman
May 1, 2000                                        Irwin Lehrhoff, Ph.D.
                                                   Charles Henri-Weil

                              CERTAIN TRANSACTIONS

         See "Compensation Committee Interlocks and Insider Participation."


                   INFORMATION CONCERNING CERTAIN STOCKHOLDERS

         The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the Company's Common Stock as of May 1, 2000, each director and each Named Executive Officer of the Company and all directors and Named Executive Officers of the Company as a group, and their respective stockholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. To the Company's knowledge, no single stockholder, with the exception of Charles Henri-Weil, beneficially owned more than 5% of the Company's Common Stock on May 1, 2000. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                                                   SHARES OF COMMON
                                                                      STOCK OWNED
                     NAME AND ADDRESS                                BENEFICIALLY                PERCENT OF CLASS(1)
                     ----------------                              ----------------              -------------------
Charles Henri-Weil.........................................             629,900                        6.2
  8/Rue Cortambert
  Paris, France 75116
Irwin Lehrhoff, Ph.D(2) ...................................             250,000                        2.5
Lawrence M. Davies.........................................             107,568                        1.1
Eric E. Anderson, Ph.D(3)(4)...............................              49,000                         *
Shawkat Raslan.............................................              40,000                         *
Elliot Sainer(5)...........................................               7,000                         *
Mark D. Gibson.............................................               --                            *
Paul Patti, Ph.D...........................................               --                            *
Richard Jackson(4).........................................               1,500                         *
Edwin Edghill..............................................               --                            *
Directors and officers as a group (10 persons)(4)..........           1,077,968                       10.2

-----------------------

*        Less than one percent (1%).

(1) Applicable percentage ownership is based on 10,138,552 shares of Common Stock outstanding on May 1, 2000. Shares of Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of May 1, 2000 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's beneficial ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 176,000 shares of Common Stock owned by Irwin Lehrhoff Trust No. 1, of which Dr. Lehrhoff is a trustee and a beneficiary. Does not include 5,000 shares of Common Stock owned by Dr. Lehrhoff's spouse, of which shares of Common Stock Dr. Lehrhoff disclaims beneficial ownership.

(3)      Includes 4,000 shares owned by a trust for the benefit of Dr.
         Anderson's son.

(4) Includes with respect to Dr. Anderson 45,000 shares and Mr. Jackson 1,500 shares, all of which shares are subject to presently exercisable options.

(5)      Includes 5,000 shares owned by Mr. Sainer's daughter.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by the Commission regulations to furnish the Company with copies of all Section 16(a) reports filed.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         A representative of PWC will be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company by January 19, 2001 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting. In the event that a stockholder fails to notify the Company by January 19, 2001 of an intent to be present at the Company's 2001 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretion and vote against the proposal, if presented, without including any information about the proposal in its proxy materials.


                                        By Order of the Board of Directors,

                                        Eric E. Anderson, Ph.D.
                                        Chief Executive Officer
May 26, 2000

                                                                       EXHIBIT A

                   TEXT OF THE PROPOSED AMENDMENT TO ARTICLE 5
            TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                OF INTEGRA, INC.

         Amend existing Article 5 of the Amended and Restated Certificate of Incorporation so as to read in its entirety as follows:

FIFTH:

(a) Subject to the provisions of the General Corporation Law of the State of Delaware, the number of directors of the Corporation shall be as determined as provided in the By-laws.

(b) The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class
         III. Class I directors shall initially serve until the first annual meeting of stockholders next succeeding the date of this Certificate of Amendment; Class II directors shall initially serve until the second annual meeting of stockholders next succeeding the date of this Certificate of Amendment; and Class III directors shall initially serve until the third annual meeting of stockholders next succeeding the date of this Certificate of Amendment. Commencing with the first annual meeting of stockholders next succeeding the date of this Certificate of Amendment, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.

                                                                       Exhibit B

                                  INTEGRA, INC.
                             1999 STOCK OPTION PLAN


         1. Purposes of Plan. The purposes of this Plan, which shall be known as the Integra, Inc. 1999 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Integra, Inc. (the "Company") and its subsidiary or parent corporations (within the respective meanings of Sections 424(f) and 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent", respectively, and such Parent and each Subsidiary are referred to herein individually as an "Affiliate" and collectively as "Affiliates") by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends and in attracting other such employees, directors, consultants and individuals.

         2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee appointed by the Compensation Committee, as hereinafter provided (the committee or subcommittee administering the Plan is hereinafter referred to as the "Committee"). For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

         The Committee shall consist of not fewer than two members of the Board of Directors. Unless otherwise determined by the Board of Directors, all members of the Board of Directors who serve on the Committee shall be "Non-Employee Directors" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and outside directors" as defined in Treasury Regulation Section 1.162-27(e)(3). The Compensation Committee shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

         3. Stock Available for Options. There shall be available for options under the Plan a total of 1,000,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 500,000 shares.

         4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Affiliate, including officers or directors of the Company or any Affiliate, and to consultants and other individuals providing services to the Company or any Affiliate (each such grantee, an "Optionee"). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Affiliates. Service as an employee, director, officer or consultant of or to the Company or any Affiliate shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of this Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Affiliate.

         5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

                  (a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall not be less than the Market Value (as defined in Section 5(c) hereof) per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

                  (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

                  (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee for a period of at least six months prior to the date of exercise and having an aggregate Market Value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the Market Value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the last sale price reported on the NASDAQ SmallCap Market on such date, or the average of the closing high bid and low asked prices in the over-the-counter market on such date, whichever is applicable, or if there are no such prices reported on NASDAQ or in the over-the-counter market on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

                  (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Affiliate, except in the following circumstances:

                  (i) If the Optionee's employment is terminated by action of the Company or an Affiliate, or by reason of disability or retirement under any retirement plan maintained by the Company or any Affiliate, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

                  (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death; and

                  (iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
         Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

         In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate his employment at any time.

                  (e) Limitation on Transferability of Options. Except as provided in this Section 5(e), during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him and no option shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that during the lifetime of an Optionee, options held by such Optionee may be transferred to or for the benefit of a member of his immediate family. For purposes hereof, the term "immediate family" of an Optionee shall mean such Optionee's spouse and children (both natural and adoptive), and the direct lineal descendants of his children.

                  (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both, and, in the case of a merger, consolidation or other transaction pursuant to which the Company is not the surviving corporation or pursuant to which the holders of outstanding Stock shall receive in exchange therefor shares of capital stock of the surviving corporation or another corporation, the Committee may require an Optionee to exchange options granted under the Plan for options issued by the surviving corporation or such other corporation.

                  (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. The Committee may, in its discretion, provide in the case of any option granted under the Plan that, in connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning, directly or indirectly, less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, such option shall become exercisable in full or part, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b) and 5(d).

                  (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                  (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

         6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of
Section 422 of the Code; provided, however, that (a) the aggregate Market Value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code; and (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than 110% of the Market Value per share on the date of grant.

         7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after October 31, 2009; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or any outstanding options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

         8. Stockholder Approval of Plan. The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by a method and in a degree that would be treated as adequate under the applicable law of the Company's state of incorporation, and no option granted hereunder shall be exercisable prior to such approval.

         9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary, transferee or person entitled to act under Sections 5(d) or 5(e) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

         10. Issuance of Certificates; Legends. The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon the exercise of an option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

         11. Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect.

         12. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                                 INTEGRA, INC.

             PROXY - ANNUAL MEETING OF STOCKHOLDERS - JUNE 27, 2000
                                  COMMON STOCK

     The undersigned, a stockholder of INTEGRA, INC., does hereby appoint ERIC
E. ANDERSON, PH.D and SHAWKAT RASLAN or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 27, 2000 at 9:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Annual Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)

A (X) Please mark your
      votes as in this
      example.


1. Proposal to amend the
   Certificate of Incorporation     FOR      AGAINST   ABSTAIN
   to provide for a Classified      ( )        ( )       ( )
   Board of Directors

          FOR all the nominees        WITHHOLD
        listed (Except as marked      AUTHORITY
         to the contrary below)      to vote for
                                  all the nominees
                                       listed

2. Election of    ( )                   ( )    Nominees: Shawkat Raslan
   Directors                                             Elliot Sainer
                                                         Eric E. Anderson, Ph.D.
                                                         Charles Henri-Weil
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH
THAT NOMINEE'S NAME AT RIGHT.)

3. Proposal to approve
   the Integra, Inc.                FOR      AGAINST   ABSTAIN
   1999 Stock Option Plan           ( )        ( )       ( )

4. Proposal to approve issuance
   of warrants to purchase          FOR      AGAINST   ABSTAIN
   Common Stock to                  ( )        ( )       ( )
   Charles Henri-Weil

5. Ratification of appointment
   of PricewaterhouseCoopers LLP    FOR      AGAINST   ABSTAIN
   as independent accountants       ( )        ( )       ( )
   for 2000.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH ITEM.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1 THROUGH 5, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

________________________(L.S.)_____________________(L.S.) Dated __________, 2000
                            STOCKHOLDER(S) SIGN HERE

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full title when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.